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Exhibit 10.2

RENTAL AGREEMENT

Landlord        CHANDLER ASSOCIATES, A CALIFORNIA LIMITED PARTNERSHIP

Tenant Last Name: Khan		First Name: Alia
DL#: A3387655		SS#/TAX ID#: ###-##-####
Tenant Residence Address: 1233 San Vicente
City: Santa Monica	Zip: 90402	Tel Number: (310) 394-8774
Rental Unit Address ("Premises"): 14749 & 14749 1/2 Oxnard St., Van Nuys, CA
Company name (dba): Van Nuys Studios, Inc.		Tel Number:
Current Business Address: New
All Notices to Tenant sent to: Tenant Residence

Month-to-Month Term and Rental commence on 7-1-02 at $1,800.00 per month and continues on a month-to-month basis until terminated by either Landlord or Tenant by written notice according to this Agreement or as provided by law.
Premises will be used solely by Tenant and solely for the purpose: Recording Studio
Rent due prior to occupancy by Tenant. All payments due under this Agreement should be sent to Landlord at P.O. BOX 223, VAN NUYS, CALIFORNIA 90401
RENTAL FROM	7/1/02 to 7/31/02	$1,800.00
SECURITY DEPOSIT	$1,800.00
KEY DEPOSIT	$0.00
CLEANING DEPOSIT	$0.00
TOTAL	$1,800.00

        Additional provisions to this written agreement are contained below and on the reverse side hereof. Security Deposit is not prepaid rent and is to be used by Landlord for any default by Tenant. If Tenant is not in default and the Premises are vacated in good and clean condition, Landlord shall return Cleaning Deposit and the Security Deposit to the Tenant. If the cleaning deposit is not sufficient to reimburse Landlord for cleaning, then Landlord shall use any balance of the Security Deposit for the cleaning of the premises, as well as for any repairs or other defaults by Tenant. No interest shall accrue on the Deposits.

        All work by Tenant to be performed inside of the Premises. The parking area is for car parking only. NO OVERNIGHT PARKIN. Access to the roof is prohibited. The Tenant shall maintain Premises in first class condition and repair including doors, plate glass, plumbing heating, air conditioning, ventilating, electrical, lighting, in or on the Premises, at Tenant's sole cost and expense. Landlord shall not be responsible for any damage to equipment or merchandise of Tenant, Tenant's employees, and Tenant's customers, and Tenant shall hold Landlord harmless from and against any such claim. Tenant has no right to assign this Agreement or sublet all or any portion of the Premises whatsoever, or use the Premises for any purpose other than that expressly stated above.

        Tenant shall not alter any part of the Premises without obtaining the prior written consent of Landlord and depositing with Landlord an amount sufficient to pay for the cost of returning the Premises to it original condition. Tenant shall be responsible for the cost of removal of alterations to the Premises and the restoring of the Premises to it original condition.

        Rent is due on the first day of each month. If rent is not received by Landlord on or before the sixth day of each month, Tenant shall pay a late charge of $5.00 per unit for each day of delinquency until rent is paid. Tenant will be assessed a charge of $25.00 for each check returned unpaid. Acceptance of any partial rental payment or late charge shall not constitute waiver of

Tenant's default with respect to the past due amount, or prevent Landlord from exercising any other rights or remedies under the Agreement or as provided by law.

        Tenant shall not (a) disturb, annoy, endanger, or interfere with other tenants of the building or neighbors; (b) use the premises for any unlawful purpose; (c) violate any law or ordinance; (d) commit waste or nuisance upon or about the Premises; or (e) store or use any hazardous substances in or about the premises, the use of which is regulated by any governmental agency, or which are potentially injurious to the public health, safety, or welfare or the environment or the Premises and shall not expose the Premises or neighboring property to any material risk of contamination or damage or expose Landlord to any liability therefore. Tenant shall immediately notify Landlord that a hazardous substance or condition involving or resulting from same has come to be located in, on or under the Premises. Tenant shall indemnify, protect, defend, and hold Landlord and the Premises harmless from and against any and all losses, damages, liabilities, judgments, costs, claims, expenses, penalties, permits, and attorneys and consultants fees arising out of or involving any hazardous substance brought on to the Premises by or for Tenant or under Tenant's control. Landlord shall have the right to enter the Premises at any time for the purpose of inspecting the condition of the Premises and to verify compliance by Tenant with this agreement and all applicable laws governing use and occupation of the Premises and to employ experts and/or consultants in connection therewith. Upon execution of this Agreement, Tenant shall provide Landlord with a certificate from Tenant's liability insurance company evidencing that Tenant has obtained and will keep in force during the term of this Agreement a commercial general liability policy of Insurance protecting Tenant and Landlord (as an additional Insured) against claims for bodily injury, personal injury, and property damage based upon, involving or arising out of the ownership, use, occupancy, or maintenance of the Premises providing single limit coverage in an amount not less than $1,000,000 per occurrence.

                                Initial

        All alterations, improvements, or installations made by Tenant to the Premises shall at once become part of the realty and belong to Landlord. Tenant shall have the right to remove its trade fixtures from the Premises, provided Tenant is not then in default under this Rental Agreement and provided that Tenant shall repair any damage to the Premises caused by such removal. All property of Tenant remaining in the Premises when Landlord regains possession thereof shall be deemed abandoned by Tenant and becomes the property of Landlord.

        Tenant is responsible for all utility or other surcharges and/or penalties based upon utility charges and usage of the Premises and the building of which the Premises are a part end based upon any action by Tenant at the Premises or use of the Premises by Tenant.

        A notice of termination of this Agreement by either Party shall be in writing and may be personally served or given by certified mail, return receipt requested. Termination by Tenant shall be effective 30 days from the first day of the month following the month in which the notice is given. Termination by Landlord shall be effective 30 days after notice is received by Tenant, unless termination by Landlord is due to tenant's default, in which event termination shall be effective three days after notice. If action is commenced by Landlord to collect rent, obtain possession, or enforce any of its rights hereunder, Tenant shall pay Landlord's reasonable attorney's fees and court costs.

        Landlord may alter, amend, or modify any of the terms and conditions of this Agreement on 30 days prior written notice to Tenant personally served on Tenant or given to Tenant by certified mail, return receipt requested. Such modifications may include but are not limited to the amount of rent or security deposit

        Landlord shall not be deemed in breach of this Agreement unless Landlord fails within a reasonable time to perform an obligation required to be performed by Landlord. A reasonable time shall in no event be less than 30 days after receipt by Landlord of written notice specifying the breach.

        Tenant acknowledges that the rents payable to Landlord hereunder do not include the cost of guard service or other security measures and the Landlord shall have no obligation whatsoever to provide same. Tenant assumes all responsibility for the protection of the Premises, Tenant, Its agents, employees, customers, and invitees and their property from the acts of third parties.

        Tenant hereby waives any and all rights under California Civil Code sections 1941 or 1942 to repair or vacate the Premises on the failure of the Landlord to make any repairs to the Premises.

        Notwithstanding, the provisions of California Civil Code Section 1951.3, the Premises shall be deemed abandoned by the Tenant and this Agreement shall terminate if the Landlord gives written notice of his belief of abandonment where the rent on the Premises has been due and unpaid for at least seven consecutive days and the Landlord reasonably believes that the Tenant has abandoned the Premises.

        Time is of the essence of each and every provision of this Lease to be performed on behalf of the Tenant.

        The parties hereto acknowledge that they have read, approved, and accepted, as part of this agreement, all of these additional provisions.

Landlord		Tenant
BY::	/s/ GERALDINE C. CARTER	/s/ ALIA S. KHAN
		Signature	Date

		Signature	Date

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  Exhibit 10.2
RENTAL AGREEMENT